UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 15, 2005

OPTICAL SENSORS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-27600	41-164359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7615 Golden Triangle Drive, Suite C Minneapolis, Minnesota	55344-3733
(Address of Principal Executive Offices)	(Zip Code)

(952) 944-5857

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 15, 2005, the Company executed a Joinder Agreement with Barth Investment Company II, LP for the private placement of 3,334 shares of Series C Preferred Stock in exchange for an investment of $300,000 pursuant to the terms of the Stock Purchase Agreement executed by the parties on May 6, 2005. Each share of Series C Preferred Stock is convertible into 40 shares of common stock at a conversion price of $2.25 per share. As a result of the transaction, Barth Investment Company II, LP now owns 11,668 shares of Series C Preferred Stock, which are currently convertible into approximately 466,720 shares of the Company’s common stock.

In connection with the issuance of the Series C Preferred Stock, the Company issued Fleming Securities, Inc. a five-year warrant to purchase 13,336 shares of the Company’s common stock, par value $0.01, at a per share exercise price of $2.70, subject to adjustment for issuances of certain other securities below the then current exercise price and in the event of certain capital adjustments or similar transactions, such as a stock split or merger.

No underwriting commissions or discounts were paid with respect to the sales of the Series C Preferred Stock and warrant. The Series C Preferred Stock and warrant were offered and sold in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Regulation D promulgated thereunder. Barth Investment Company II, LP is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933. Pursuant to the terms of the Stock Purchase Agreement, the Company has agreed to use its best efforts to effect qualification and registration of the Company’s common stock underlying the Series C Preferred under the Securities Act of 1933 upon the written request of investors holding at least 50% of the outstanding Series C Preferred Stock.

The foregoing description is qualified in its entirety by the Joinder Agreement attached as an Exhibit hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(c) Exhibits.

Exhibit	Description
10.1	Joinder Agreement to Stock Purchase Agreement by and between Optical Sensors Incorporated and Barth Investment Company II, LP dated June 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL SENSORS INCORPORATED

Dated: June 15, 2005	By:	/s/ Paulita M. LaPlante
Paulita M. LaPlante
President and Chief Executive Officer

OPTICAL SENSORS INCORPORATED

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Joinder Agreement to Stock Purchase Agreement by and between Optical Sensors Incorporated and Barth Investment Company II, LP dated June 15, 2005.	Filed herewith